Exhibit 10.2

INVESTMENT ALLOCATION AGREEMENT

     This INVESTMENT ALLOCATION AGREEMENT (this “Agreement”) is dated as of February 20, 2013, by and among Orchid Island Capital, Inc., a Maryland corporation (the “Company”), Bimini Advisors, LLC, a Maryland limited liability company (the “Manager”), and Bimini Capital Management, Inc., a Maryland corporation (“Bimini”).

     WHEREAS, the Company invests in residential mortgage-backed securities the principal and interest payments of which are guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association (the “Target Assets”);

     WHEREAS, pursuant to a Management Agreement, dated as of the date hereof (the “Management Agreement”), by and between the Company and the Manager, the Company will be externally managed and advised by the Manager, which is a wholly-owned subsidiary an affiliate of Bimini;

     WHEREAS, Bimini invests in certain of the Target Assets;

     WHEREAS, the Manager may in the future manage other accounts that invest in the Target Assets (a “Manager Account”);

     WHEREAS, the Manager and Bimini wish to provide the Company with certain rights to invest in Target Assets identified by Bimini or the Manager; and

     WHEREAS, the Manager and Bimini have agreed to the additional sponsorship and management restrictions as set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein made and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

INVESTMENT OPPORTUNITIES

Section 1.01 Other Investment Vehicles.

(a)
Each of the Manager and Bimini represent and warrant to the Company that neither the Manager nor Bimini currently sponsor or manage any real estate investment trust that has substantially the same investment strategy as Bimini or the Company (a “Competing Investment Vehicle”).

(b)
Each of the Manager and Bimini agree that during the Term (as defined below) of this Agreement, neither the Manager nor Bimini nor any Affiliate thereof shall form, fund, sponsor or manage any Competing Investment Vehicle.

Section 1.02 Allocation Agreement.

(a)
The Manager and Bimini hereby agree that they will make available to the Company pursuant to this Section 1.02 all investment opportunities in Target Assets made available to the Manager or Bimini, as the case may be.

(b)
Notwithstanding the provisions of Section 1.02(a) hereof, if the amount of available Target Assets is less than the amount requested or desired by the Company, Bimini or any other Manager Account, either the Manager or Bimini, as the case may be, shall allocate such Target Assets to each such Manager Account, Bimini and the Company in good faith based on the following factors (the “Allocation Procedures”):

(i)	the primary investment strategy of Bimini, the relevant Manager Accounts and the Company;

(ii)
the effect of the Target Assets on the diversification of each of Bimini’s, the relevant Manager Accounts’ and the Company’s portfolio by coupon, purchase price, size, payment characteristics and leverage;

(iii)	the cash requirements of each of Bimini, the relevant Manager Accounts and the Company;

(iv)	the anticipated cash flow of each of Bimini’s, the relevant Manager Accounts’ and the Company’s portfolio; and

(v)	the amount of funds available to each of Bimini, the relevant Manager Accounts and the Company and the length of time such funds have been available for investment.

(c)
Notwithstanding anything to the contrary in this Agreement, the Allocation Procedures shall not be required to be followed by Bimini or the Manager (i) with respect to the allocation of purchases of whole-pool residential mortgage-backed securities and (ii) if such allocation procedures would result in an inefficiently small amount of Target Assets being purchased for either Bimini, a Manager Account or the Company, as the case may be.

(d)
If Target Assets are not allocated among Bimini, a Manager Account and/or the Company pursuant to the Allocation Procedures due to the provisions of Section 1.2(c) hereof, either Bimini or the Manager, as the case may be, shall allocate any future purchases of Target Assets that are not subject to the Allocation Procedures in a manner such that, on an overall basis, each of Bimini, the relevant Manager Accounts and the Company are treated equitably.

Section 1.03 Cross Transactions

(a)
The Manager shall not cause the Company or any of its subsidiaries to purchase assets, including Target Assets, from, or sell assets, including Target Assets, to, any Manager Account (a “Cross Transaction”); provided, however, that the Manager may cause the Company or any of its subsidiaries to enter into a Cross Transaction if (i) such Cross Transaction is in the best interests of, and is consistent with the investment objectives and policies of, the Company and (ii) unless otherwise approved by a majority of the independent (as defined in the Company’s Corporate Governance Guidelines) members (the “Independent Members”) of the Board of Directors of the Company (the “Board”) or conducted in accordance with a policy that has been approved by a majority of the Independent Members, such Cross Transaction is effected at the then-current market price for the assets subject to such Cross Transaction.

(b)
If assets subject to a Cross Transaction do not have a readily observable market price, then such Cross Transaction may be effected (i) at prices based upon third party bids received through auction, (ii) at the average of the highest bid and lowest offer quoted by third-party dealers or (iii) according to another pricing methodology approved by the Manager’s Chief Compliance Officer.

Section 1.04 Principal Transactions.  The Manager shall not cause the Company or any of its subsidiaries to purchase assets, including Target Assets, from, or sell assets, including Target Assets, to, the Manager or Bimini (or any related party of the Manager or Bimini, including their respective employees and their employees’ families) (a “Principal Transaction”); provided, however, that the Manager may cause the Company or any of its subsidiaries to enter into a Principal Transaction if such Principal Transaction has been previously approved by a majority of the Independent Members.  Such approval shall include the approval of the pricing methodology (including for assets with no readily observable market price) to be used in the Principal Transaction and shall be evidenced by a signed written consent of a majority of the Independent Members.  Notwithstanding the foregoing, a Principal Transaction shall include any Cross Transaction in which the Manager, Bimini or any of their respective related parties (including their respective employees and their employees’ families) has a substantial (as determined by the Independent Members) ownership interest.

Section 1.05 Split-Price Executions.  If our Manager combines the purchase or sale of Target Assets for the Company with the purchase or sale of Target Assets for Bimini or a Manager Account or both,  the purchase price assigned to such Target Assets allocated to the Company shall be either (i) the average price of all such Target Assets or (ii) based on another methodology that treats each recipient of such Target Assets in a fair and consistent manner.

ARTICLE II

MISCELLANEOUS

Section 2.01 Term; Termination. The “Term” of this Agreement shall begin on the date hereof and end on the Termination Date (as defined below).  This Agreement shall terminate on the earlier of the date (i) on which the Management Agreement terminates or expires in accordance with its terms, and (ii) the Manager is no longer a subsidiary or an affiliate of Bimini (the “Termination Date”).

Section 2.02 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 2.02):

    The Company:                                                           Orchid Island Capital, Inc.
3305 Flamingo Drive
Vero Beach, Florida 32963
Fax:  (772) 231-8896

    with a copy to:                                                           Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
                                        Attention: S. Gregory Cope, Esq.
                                        Fax: (804) 343-4833

    The Manager or Bimini:                                           Bimini Capital Management, Inc.
3305 Flamingo Drive
Vero Beach, Florida 32963
Fax:  (772) 231-8896

    with a copy to:                                                           Moye White LLP
16 Market Square, 6th Floor
1400 16th Street
Denver, Colorado 80202-1486
Attention:  David Roos
Fax:  (303) 292-4510

Section 2.03 Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

Section 2.04 Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 2.05 Amendments; Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto. No waiver of any term or condition hereof or obligation hereunder shall be valid unless made in writing and signed by the party to which performance is due.

Section 2.06 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MARYLAND, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

Section 2.07 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 2.08 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 2.09 Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

Section 2.10 Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 2.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Page Follows]

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                             Orchid Island Capital, Inc.

By: /s/ Robert E. Cauley
Name: Robert E. Cauley
Title: Chief Executive Officer

                            Bimini Advisors, LLC

By: /s/ G. Hunter Haas, IV
Name: G. Hunter Haas, IV
Title: Chief Finanial Officer, Chief Investment Officer and Secretary

  BIMINI CAPITAL MANAGEMENT, INC.
By: /s/ G. Hunter Haas, IV
Name: G. Hunter Haas, IV
Title: Chief Finanial Officer, Chief Investment Officer and Secretary

Signature Page to the Investment Allocation Agreement